                                                              Exhibit 17(b)

                                IMPORTANT: ELECTRONIC VOTING OPTIONS AVAILABLE
                                Fast, convenient, easy and available 24 hours a day!
IVY FUNDS(R)
Embracing the world             Vote by Touch-Tone Phone,
P.O. BOX 9132                   by Mail or via the internet!!
HINGHAM, MA 02043-9132
                                CALL:   To vote by phone call toll-free
                                        1-800-___-____ and use the control
                                        number on the front of your proxy
                                        card.

                                MAIL:   Return the signed proxy card in the
                                        enclosed envelope.
                              INTERNET: Vote on the internet at
                                        www.proxyweb.com and use the control
                                        number on the front of your proxy
                                        card.

      THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE PROPOSAL.

IVY GROWTH FUND                          SPECIAL MEETING OF THE SHAREHOLDERS
A Series of IVY FUND                                            June 3, 2003

The undersigned, having received Notice of the June 3, 2003 Special
Meeting of Shareholders of the above referenced fund (the "Fund"), a series of Ivy Fund (the "Trust"), and the related Prospectus/Proxy
Statement, hereby appoints Kristen A. Richards and Daniel C. Schulte as proxies, each with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be
held at 6300 Lamar Avenue, Overland Park, Kansas 66202 on June 3, 2003 at
10:00 a.m. Central Time, and any adjournments or postponements thereof.
The undersigned hereby revokes any and all proxies with respect to such shares previously given by me. This instruction may be revoked at any time prior to its exercise at the Special Meeting by execution of a subsequent proxy card, by written notice to the Secretary of the Trust, or by voting in person at the Special Meeting.

PLEASE INDICATE VOTE ON OPPOSITE SIDE OF CARD.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN FAVOR OF THE
PROPOSAL.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFICATIONS. IF NO
SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL.

                                     Dated: ____________________, 2003
                                  PLEASE SIGN, DATE AND RETURN PROMPTLY
                                  IN THE ENCLOSED ENVELOPE IF YOU ARE NOT
                                  VOTING BY PHONE OR INTERNET. NO POSTAGE
                                  REQUIRED.

                                   --------------------------------------
                                       Signature(s) of Shareholder(s)

                                  Please sign name or names as appearing
                                  on proxy and return promptly in the
                                  enclosed postage-paid envelope. If
                                  signing as a representative, please
                                  include capacity.

                                                                       IVY

Please fill in boxes as shown using black or blue ink or number 2 pencil. (X)

PLEASE DO NOT USE FINE POINT PENS.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST.
               THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE PROPOSAL.

PROPOSAL:

Approval of the Agreement and Plan of Reorganization providing for the sale of all of the assets of  Ivy Growth Fund to, and the assumption of all of the liabilities of the Ivy Growth Fund by, the Waddell & Reed
Advisors Accumulative Fund in exchange for shares of the Waddell & Reed
Advisors Accumulative Fund and the distribution of such shares to the shareholders of the Ivy Growth Fund in complete liquidation of the Ivy
Growth Fund.

( ) FOR               ( ) AGAINST               ( ) ABSTAIN

     The proxies are authorized to vote in their discretion on any other business that may properly come before the meeting or any adjournments or postponements thereof.

        PLEASE DO NOT FORGET TO SIGN THE OTHER SIDE OF THIS CARD.
                                                                      IVY